UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2005

VIVID LEARNING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-116255	42-1623500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

723 The Parkway Richland, Washington 99352
(Address of principal executive offices) (Zip code)
(509) 943-5319
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Vivid Learning Systems, Inc., a Delaware corporation (“Registrant”), has completed negotiations and today executed an extension to its Hanford General Employee Training (“HGET”) contract with Fluor Hanford, one of Registrant’s largest customers and a primary management contractor for Project Hanford, a U.S. Department of Energy site. The contract award is for three (3) years, with the first extension year funded and funding for the other two years subject to annual government budgets. Registrant has held the contract for the HGET scope of work since 1995, wherein Registrant is responsible for producing, updating, and delivering the computer and Hanford LAN-based HGET program to Fluor Hanford contractors and other U.S. Department of Energy contractors on the Hanford Site.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.

Date: August 31, 2005	By:	/s/ Robert L. Ferguson
Robert L. Ferguson
Chairman of the Board & Chief Executive Officer

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